May 1, 1997



Investors Bank & Trust Company
24 Federal Street
Boston, Massachusetts  02110


RE:      JOHN HANCOCK DECLARATION TRUST
          - John Hancock V.A. Financial Industries Fund

Dear Sirs/Madams:

         John Hancock Declaration Trust (the "Trust"), a Massachusetts business trust on behalf of John Hancock V.A. Financial Industries Fund (the "Fund") hereby notifies Investors Bank & Trust Company (the "Bank") that it desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated December 15, 1992, effective May 1, 1997.

         If the Bank agrees to provide such services, please sign below and return a signed copy of this letter to the undersigned.


INVESTORS BANK & TRUST COMPANY       JOHN HANCOCK DECLARATION TRUST
                                     On behalf of
                                     John Hancock V.A. Financial Industries Fund

By:  /s/ Robert D. Mancuso           By:  /s/ Anne C. Hodsdon
     ----------------------------         -------------------------
     Name: Robert D. Mancuso              Name: Anne C. Hodsdon
     Title: Senior Vice President         Title: President


Attest: /s/ J.M. Keena               Attest:  /s/ Susan S. Newton
        -------------------------             ---------------------